Exhibit 99.1

LYVECOM INC.

FINANCIAL STATEMENTS

AS OF MARCH 31, 2025 AND FOR THE THREE MONTHS ENDED MARCH 31, 2025 AND 2024

LYVECOM INC.

BALANCE SHEETS

	March 31,2025	December 31,2024
ASSETS	(unaudited)	Restated

Current assets
Cash	$4,575	$11,431
Accounts receivable, net of credit allowance of $2,000	58,701	77,701
Loan receivable from related party	12,632	12,632
Prepaid expenses	168	294
Stock subscription receivable	-	495
Total current assets	76,076	102,553

Total assets	$76,076	$102,553

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities
Accounts payable	$63,434	$16,864
Note payable - related party	85,689	92,203
Note payable - non-affiliate	-	15,000
Accrued interest due to related parties	10,221	8,095
Notes payable – Simple Agreements for Future Equity (“SAFE”)	1,125,000	1,125,000
Other current liabilities	12,086	3,547
Total current liabilities	1,296,430	1,260,709

Total liabilities	$1,296,430	$1,260,709

Commitments and contingencies (NOTE 6)

Stockholders’ deficit
Common stock, $0.0001 par value, 10,000,000 shares authorized, 5,000,000 shares issued and outstanding as of March 31, 2025 and December 31, 2024	500	500
Additional paid in capital	1,995	1,995
Accumulated deficit	(1,222,849)	(1,160,651)
Total stockholders’ deficit	(1,220,354)	(1,158,156)

Total liabilities and stockholders’ deficit	$76,076	$102,553

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LYVECOM INC.

STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended March 31,
	2025	2024

Revenue	$148,143	$73,365

Cost and expenses
Cost of revenue	2,806	1,462
Selling, general and administrative	140,881	94,232
Acquisition expense	54,567	-
Marketing expense	11,369	-
Total cost and expenses	209,623	95,694

Operating loss	(61,480)	(22,329)

Other (expense) income, net
Interest expense	(2,126)	(1,996)
Other income	1,408	659
Total other (expense) income, net	(718)	(1,337)

Loss before provision for entity-level incomes taxes	(62,198)	(23,666)

Income tax expense	-	-

Net loss	$(62,198)	$(23,666)

Net loss per share - basic	$(0.01)	$(0.00)

Weighted average number of common shares outstanding - basic	5,000,000	5,000,000

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LYVECOM INC

STATEMENTS OF STOCKHOLDERS DEFICIT

(unaudited)

	Common Stock		Additional paid in	Accumulated	Total Stockholders’
	Shares	Amount	capital	Deficit	Deficit
As of January 1, 2024 (Restated)	5,000,000	$500	$1,995	$(700,122)	$(697,627)
Net loss	-	-	-	(23,666)	(23,666)
As of March 31, 2024	5,000,000	500	1,995	(723,788)	(721,293)

As of January 1, 2025 (Restated)	5,000,000	500	1,995	(1,160,651)	(1,158,156)
Net loss	-	-	-	(62,198)	(62,198)
As of March 31, 2025	5,000,000	$500	$1,995	$(1,222,849)	$(1,220,354)

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LYVECOM INC

STATEMENTS OF CASH FLOWS

(unaudited)

	Three Months Ended March 31,
	2025	2024
OPERATING ACTIVITIES
Net loss	$(62,198)	$(23,666)
Adjustments to reconcile net loss to net cash used in operating activities
Provision for credit losses	-	2,000

Changes in assets and liabilities:
Accounts receivable	19,000	12,379
Prepaid expense	126	-
Accounts payable	46,570	20,658
Other current liabilities	8,539	(14,845)
Accrued interest	2,126	1,996
Net cash provided by / (used in) operating activities	14,163	(1,478)

FINANCING ACTIVITIES
Net payments on note payable - related party	(6,514)	(49,158)
Net payments on note payable - non-affiliates	(15,000)	-
Proceeds from stock subscription receivable	495	-
Proceeds from issuance of SAFE investment	-	100,000
Net cash provided by / (used in) financing activities	(21,019)	50,842

Net change in cash	(6,856)	49,364

Cash - beginning of period	11,431	9,646

Cash - end of period	$4,575	$59,010

Supplemental disclosure of cash flow information
Cash paid for entity-level income taxes	-	-
Cash paid for interest	-	-

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LYVECOM, INC.

Notes to Condensed Financial Statements

For the Three Months Ended March 31, 2025 and 2024

(All amounts in U.S. dollars unless otherwise stated)

(unaudited)

Note 1: Organization and Nature of Business

Lyvecom, Inc. (“we,” “our,” “Lyvecom,” or the “Company”) is a technology company incorporated in Delaware on July 29, 2021, providing live shopping software solutions that enable businesses to engage customers through real-time interactive commerce experiences. The Company is headquartered in Miami Beach, Florida, and generates revenue primarily through subscription fees and, in 2024, licensing agreements. Lyvecom operates as a single operating segment focused on software-as-a-service (SaaS) solutions.

On February 28, 2025, the Company entered into a Binding Term Sheet (the “Binding Term Sheet”) with Verb Technology Company, Inc. (“VERB”) and the Company’s shareholders (the “Shareholders”) to acquire all the outstanding capital stock of the Company. On April 11, 2025, the Company, VERB and the Shareholders entered into a definitive Stock Purchase Agreement with respect to the Acquisition that incorporated the terms of the Binding Term Sheet (the “Purchase Agreement”). See NOTE 8 -Subsequent Events.

Going Concern

As of the date of issuance of these unaudited condensed financial statements, management has assessed the Company’s liquidity, financial condition, and available capital resources to determine the Company’s ability to continue as a going concern. Although the Company has incurred net losses since inception and negative cash flows from operations, it has been determined, that due to the acquisition of the Company by VERB, that no substantial doubt exists about the Company’s ability to continue as a going concern for at least one year from issuance of these financial statements.

Note 2: Summary of Significant Accounting Policies

(a) Basis of Presentation

The accompanying condensed financial statements are unaudited. These unaudited interim condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting. Certain information and note disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. Accordingly, these interim condensed financial statements should be read in conjunction with the financial statements and notes thereto contained in the Company’s financial statements for the fiscal year ended December 31, 2024. The consolidated balance sheet as of December 31, 2024 included herein was derived from the audited financial statements as of that date.

(b) Use of Estimates

The preparation of these unaudited condensed financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Significant estimates include, but are not limited to, the allowance for credit losses, revenue recognition, valuation of deferred revenue, and valuation of SAFE investments. Actual results may differ from these estimates.

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(c) Accounts Receivable, net of Allowance for Credit Losses

Accounts receivable are recorded at invoiced amounts, net of allowance for credit losses. The allowance for credit losses is based on the best estimate of the amount of probable credit losses in accounts receivable. The allowance for credit losses  is determined based on historical collection experience, reasonable and supportable forecasted information, and any applicable market conditions. The allowance for credit losses also takes into consideration the Company’s customer creditworthiness, payment history, and other relevant data, such as aging analysis. The Company reviews the allowance for credit losses on a quarterly basis. Account balances are written off against the allowance when it is deemed probable that the receivable will not be recovered.

The following table summarizes activity in the allowance for credit losses during the period:

	For the Three Months Ended March 31,
	2025	2024
Beginning balance	$2,000	$-
Provision for expected credit losses	-	2,000
Write-offs	-	-
Recoveries	-	-
Ending balance	$2,000	$2,000

As of March 31, 2025 or December 31, 2024, the allowance for credit losses was $2,000.

(d) Segment Information

The Company identifies operating segments in accordance with ASC Topic 280, Segment Reporting, as components of an entity for which discrete financial information is available and is regularly reviewed by the chief operating decision maker, or decision-making group, in making decisions regarding resource allocation and evaluating financial performance (“the “CODM”).

The Company operates as one operating segment. Operating segments are defined as components of an enterprise for which separate financial information is regularly evaluated by the CODM, which is the Company’s chief executive officer, in deciding how to allocate resources and assess performance. The Company’s CODM evaluates the Company’s financial information and resources and assesses the performance of these resources on a standalone basis. Significant expenses include selling, general and administrative expenses (“SG&A”) which is separately presented on the Company’s statements of operations. Significant expenses included within SG&A includes marketing, office and administrative, travel and entertainment, and professional expenses. The allocation of resources and assessment of performance of the operating segment is based on revenue and net loss as shown in the statement of operations.

The CODM considers net loss in the annual forecasting process and reviews actual results when making decisions about allocating resources. Since the Company operates as one operating segment, financial segment information, including profit or loss and asset information, can be found in the financial statements.

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(e) Equity

The Company’s authorized capital consists of 10,000,000 shares of common stock with a par value of $0.0001 per share. As of December 31, 2024, there is a subscription receivable of $495 related to the consideration for common stock. The subscription receivable balance was received on March 7, 2025. Equity balances and changes are prepared in accordance with FASB ASC 505, Equity (“ASC 505”).

(f) Notes payable - SAFE

The Company has issued SAFE notes, which are financing instruments that provide investors the right to obtain equity in the Company upon a triggering event, such as a future equity financing, liquidity event, or dissolution. The Company evaluates the classification of its SAFE notes in accordance with the guidance set forth in FASB ASC 480, Distinguishing Liabilities from Equity (“ASC 480”). Under ASC 480, a financial instrument may be classified as a liability, or within temporary equity, if it contains terms that may require the Company to settle the instrument in cash or a variable number of shares. The Company’s SAFE notes do not provide its investors with redemption rights, are not mandatorily redeemable, and do includes provisions requiring settlement in a variable number of shares, and therefore determined the SAFE notes contain characteristics of liabilities under ASC 480 and meet the criteria for classification as a liability. Accordingly, the SAFE notes are classified within current liabilities in accordance with ASC 480. These notes are required to be measured at fair value pursuant to ASC 480, at the date of issuances and in subsequent reporting periods.

Fair value measurements associated with SAFEs were determined based on significant inputs not observable in the market, which represent Level 3 measurements within the fair value hierarchy. Increases and decreases in the fair value of the SAFEs can result from updates to assumptions such as expected timing and probability of a qualified financing event, or changes in discount rates, among other assumptions. Based on the Company’s assessment of the valuation of the SAFEs, performed by the Company’s third-party valuation specialists, none of the changes in the fair value of those instruments were due to changes in the Company’s own credit risk for the reporting periods presented. Judgment is used in determining these assumptions as of the initial valuation date and at each subsequent reporting period. Changes or updates to assumptions could have a material impact on the reported fair value and the change in fair value of SAFEs and the results of operations in any given period.

See NOTE 5 – Notes Payable - SAFE.

(g) Revenue Recognition

The Company recognizes revenue in accordance with FASB ASC 606, Revenue from Contracts with Customers, using the five-step model: (1) identify the contract, (2) identify performance obligations, (3) determine transaction price, (4) allocate transaction price, and (5) recognize revenue as obligations are satisfied.

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A performance obligation is a promise in a contract to transfer a distinct product. Performance obligations promised in a contract are identified based on the goods that will be transferred that are both capable of being distinct and are distinct in the context of the contract, whereby the transfer of the goods is separately identifiable from other promises in the contract. Performance obligations include providing access to the Company’s platform, customer service support, and providing rights to use the Company’s proprietary software technology.

The Company derives its revenues from:

●	Subscription Fees: Revenue from subscription-based access to the Company’s SaaS platform. Subscription revenue is recognized over time as access to the systems is provided on a ratable basis over the subscription term, which can range from monthly to quarterly. This time-based input measure of progress provides a faithful depiction of the transfer of the services because the benefits the customer obtains generally equals the benefit from its access to the systems throughout the subscription term. Subscription fees are recognized ratably over the contract term (typically monthly, or quarterly) as services are provided.

●	License Fees: Introduced in 2024, license fees arise from agreements granting customers limited, non-exclusive rights to use the Company’s proprietary software technology for specific purposes. These arrangements are distinct from subscription fee revenue, as they involve the transfer of a right to use the software at a point in time rather than ongoing access. The performance obligation is satisfied upon delivery of the software access or activation (e.g., provision of a license key or deployment to the customer’s environment), at which point control is transferred under ASC 606-10-25-30. Revenue is recognized at that point in time, based on the agreed-upon fixed transaction price, which reflects the standalone selling price of the license. The Company recognizes revenue from non-refundable, upfront fees allocated to the license when the license is transferred to the licensee and the licensee is able to use and benefit from the license. For its subscription services and software licenses, the Company generally enters into contracts with a fixed and determinable transaction price at contract inception. Although the Company may offer customized pricing or contract terms to specific customers, such terms are explicitly negotiated and agreed upon prior to contract execution and are evaluated individually. These customized arrangements do not include provisions based on volume-based discounts, performance-based incentives, rebates, or other forms of contingent consideration that would result in variability in the transaction price.

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Based on the nature of the Company’s business and contractual arrangements, it acts as the principal in all of its revenue transactions. The Company controls the specified goods or services before they are transferred to the customer and records revenue on a gross basis, representing the total consideration received.

Revenues are not inclusive of any sales taxes collected for the three months ended March 31, 2025 and 2024.

Disaggregation of revenues

The following table represents the Company total revenues for the three months ended March 31, 2025 and 2024 disaggregated by revenue source.

	For the Three Months Ended March 31,
	2025	2024
Subscription Income	$108,143	$73,365
License Fees	40,000	-
Total Revenue	$148,143	$73,365

Concentration of Credit Risk

For the three months ended March 31, 2025, one customer individually represented approximately 27% of total revenue, respectively. Three customers represented significant concentrations of accounts receivable as of March 31, 2025, comprising 34%, 26%, and 15% of accounts receivable, net of allowance for credit losses.

For the three months ended March 31, 2024, no customers accounted for greater than 10% of the Company’s total revenue. Three customers represented significant concentrations of accounts receivable as of March 31, 2024, comprising 24%, 13%, and 11% of accounts receivable, net of allowance for credit losses.

Deferred revenue

The Company recognizes contract liabilities, or deferred revenues, when it receives advance payments from customers prior to the satisfaction of the Company’s performance obligations. The balance of deferred revenues approximates the aggregate amount of the transaction price allocated to the unsatisfied performance obligations at the end of the reporting period. Deferred revenue, reflecting prepayments for future SaaS services, was $1,800 and $2,798 as of March 31, 2025 and December 31, 2024, respectively, and is included within other current liabilities in the balance sheet.

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Costs to fulfill or obtain a contract

The Company does not incur any costs to fulfill or obtain a contract such as commissions.

(h) Costs and expenses

Cost of Revenue

Cost of revenue consists solely of merchant fees incurred in processing customer payments for subscription and license revenues. These costs are directly attributable to revenue-generating activities and are expensed as incurred.

Selling, General, and Administrative (“SG&A”)

Selling, general, and administrative expenses consist of:

●	Professional fees, related to professional services and consulting expenses reflect reliance on external expertise for accounting, legal, and operational support
●	Office and administrative expense, related to software subscriptions, licenses, and general operational costs necessary to maintain the SaaS platform and corporate functions
●	Travel and entertainment expenses incurred for business development, client engagement, and team coordination
●	Rent expense related to a short-term co-working space

Marketing expense

Marketing costs consist of:

●	Marketing expense, related to marketing expenses to support customer acquisition and brand promotion efforts to drive subscription and license revenue growth
●	Advertising expense related to costs for digital marketing, media placements, promotional campaigns, and other brand awareness

Acquisition expense

Acquisition costs consist of:

●	Legal fees, related to legal fees incurred for the acquisition by VERB
●	Accounting fees, related to accounting fees incurred for the acquisition by VERB, including costs incurred for the annual audit of the Company for the years ended December 31, 2024 and 2023

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(i) Income Taxes

The Company accounts for income taxes under FASB ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The deferred tax assets of the Company relate primarily to operating loss carry-forwards for federal and state income tax purposes. A full valuation allowance for deferred tax assets has been provided because the Company believes it is not more likely than not that the deferred tax asset will be realized. Realization of deferred tax assets is dependent on the Company generating sufficient taxable income in future periods.

(j) Accounting Pronouncements Not Yet Adopted

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which requires disclosure in the rate reconciliation table additional categories of information about federal, state and foreign income taxes and to provide more details about the reconciliation items in some categories if the items meet a quantitative threshold. The guidance also requires disclosure of income taxes paid, net of refunds, disaggregated by federal (national), state and foreign taxes for annual periods and to disaggregate the information by jurisdiction based on a quantitative threshold. The guidance is effective for fiscal years beginning after December 15, 2024. The Company is currently evaluating the impact of this standard to determine its impact on the Company’s disclosures.

In November 2024, the FASB issued ASU 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosure (Subtopic 220-40). The guidance requires all public entities to disclose additional information about specific expense categories in the notes to the financial statements on an interim and annual basis. The standard is effective for fiscal years beginning after December 15, 2026 and for interim periods beginning after December 15, 2027, with early adoption permitted. The Company is evaluating the impact of adopting this new standard.

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Note 3: Debt and Financing Arrangements

The principal balance of the Company’s financing obligations, unsecured and payable on demand, is as follows:

	As of
Description	March 31, 2025	December 31, 2024	Terms
Note payable – related party	$85,689	$92,203	9% interest began accruing 2024
Note payable – non-affiliate	$-	$15,000	No interest, repaid in 2025

As of March 31, 2025 and December 31, 2024, the Company had a remaining principal balance owed to KGJP Holdings LLC of $85,689 and $92,203, respectively. As of March 31, 2025 and December 31, 2024, the accrued interest balance was $10,221 and $8,095, respectively. See NOTE 7 – Related Party Transactions and See NOTE 8 -Subsequent Events.

The loan due to non-affiliate is included in the Company’s balance sheet as of December 31, 2024. The balance was repaid by the Company in February 2025.

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Note 4: Equity

The Company’s authorized capital consists of 10,000,000 shares of common stock with a par value of $0.0001 per share. As of March 31, 2025 and December 31, 2024, the Company had recorded a stock subscription receivable of $0 and $495, respectively. Equity balances and changes are prepared in accordance with FASB ASC 505, Equity (“ASC 505”).

In February 2025, the Company terminated the outstanding stock option agreements. As part of the termination, the Company agreed to pay approximately $12,200 to the option holders. Management is not aware of any additional subsequent events which would require recognition or disclosure in the financial statements that have not already been disclosed elsewhere in the footnotes.

Components of Equity

●	Common Stock: Represents the value of issued common shares with a par value of $0.0001. As of March 31, 2025, and December 31, 2024, common stock was recorded at $500. Additionally, there was a subscription receivable balance of $495 as of December 31, 2024 related to the consideration for common stock. The subscription receivable balance was received in full as of March 7th, 2025.
●	Additional paid in capital: Represents capital raised through the Company’s issuance of securities beyond the stated value of shares.
●	Accumulated deficit: Represents the Company’s cumulative net losses since inception.

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Note 5: Notes payable - SAFE

The Company has the following outstanding notes payable – SAFE as of March 31, 2025 and December 31, 2024:

Note	Issuance Date	Maturity Date	Interest Rate	Original Borrowing	Balance at March 31, 2025	Balance at December 31, 2024

Notes payable - SAFE	Various in 2022-2023	N/A	N/A	$577,000	$577,000	$577,000
Notes payable - SAFE	February 29, 2024	N/A	N/A	100,000	100,000	100,000
Total note payable - SAFE					677,000	677,000
Cumulative change in fair value of notes payable - SAFE					448,000	448,000
Total notes payable – SAFE, as adjusted					1,125,000	1,125,000
Non-current					-	-
Current					$1,125,000	$1,125,000

Since 2022, the Company has raised capital primarily through SAFE notes which are convertible into preferred stock upon a qualified financing event, as defined as an equity financing round exceeding a specified threshold. These instruments are classified as a liability pursuant to ASC 480.

Fair value measurements associated with SAFEs were determined based on significant inputs not observable in the market, which represent Level 3 measurements within the fair value hierarchy. Increases and decreases in the fair value of the SAFEs can result from updates to assumptions such as expected timing and probability of a qualified financing event, or changes in discount rates, among other assumptions. Based on the Company’s assessment of the valuation of the SAFEs, performed by the Company’s third-party valuation specialists, none of the changes in the fair value of those instruments were due to changes in the Company’s own credit risk for the reporting periods presented.

The carrying value of SAFE investments was $1,125,000 as of March 31, 2025 and December 31, 2024. No conversions occurred in 2023 or 2024.

See NOTE 8 – Subsequent Events.

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Note 6: Commitments and Contingencies

There are no material lease commitments, legal proceedings, or contingencies as of March 31, 2025.

Note 7: Related Party Transactions

Loan receivable

In 2023, the Company issued a non-interest-bearing advance to Maxwell Drut, Founder and CEO for $10,000. In 2024, the Company issued an additional non-interest bearing advance to Mr. Drut for $2,632. As of March 31, 2025, and December 31, 2024, the Company recorded a current loan receivable to related party of $12,632 and $12,632, respectively, included within loan receivables from related party on the Company’s balance sheets.

Founders notes

KRG Entertainment, an entity controlled by one of the Company’s founders, Kevin Gould, agreed to provide the necessary working capital for the Company’s business by issuing a loan to the Company in 2023 with zero interest. The loan was fully repaid during 2024.

KGJP Holdings LLC, an entity controlled by Kevin Gould, issued a loan to the Company in 2023. As of March 31, 2025 and December 31, 2024, the balance due to KGJP Holdings LLC was $85,689 and $92,203, respectively, which is included within Due to related parties in the Company’s balance sheets. See NOTE 8 -Subsequent Events.

Note 8: Subsequent Events

Management evaluated subsequent events through June 25, 2025, the date the financial statements were available to be issued.

On April 11, 2025, the Company, VERB and the Shareholders entered into a definitive Stock Purchase Agreement with respect to the Acquisition that incorporated the terms of the Binding Term Sheet (the “Purchase Agreement”). The Acquisition closed on April 11, 2025. The purchase price paid for the shares of capital stock of the Company was $3,000,000 in cash, the repayment of $1,125,000 to certain investors in the Company’s Simple Agreement for Future Equity (S.A.F.E.) instruments, the payment of $100,000 to a related party to satisfy an existing loan to the Company, and the issuance of 184,812 restricted shares of VERB’s common stock (the “Restricted Shares”) having a value of $1,000,000 on the closing date based on a 30-day volume weighted average price of approximately $5.41 per share. The Restricted Shares are subject to a lock-up agreement and a leak-out agreement. The Purchase Agreement also provides for an earn-out payment to the Shareholders of up to an additional $3,000,000 in cash over a 24-month earn-out period based on Lyvecom’s achievement of various performance metrics.

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LYVECOM INC.

FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Management of LyveCom Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of LyveCom Inc., (the “Company”) as of December 31, 2024 and 2023, and the related statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two year period ended 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the years in the two year period ended 2024, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Financial Statements

As discussed in Note 2A to the consolidated financial statements, the Company’s consolidated financial statements as of and for the years ended December 31, 2024 and 2023 have been restated to correct certain misstatements.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

GRASSI & CO., CPAs, P.C.

We have served as the Company’s auditors since 2025.

Jericho, New York

April 11, 2025, except for Notes 2, 2A, 3A, 9, as to which the date is June 25, 2025

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LYVECOM INC.

BALANCE SHEETS

	As of December 31,
	2024 Restated	2023 Restated
ASSETS
Current assets
Cash	$11,431	$9,646
Accounts receivable, net of credit allowance of $2,000	77,701	28,380
Loan receivable from related party	12,632	10,000
Prepaid expenses	294	-
Stock subscription receivable	495	495
Total current assets	102,553	48,521

Total assets	$102,553	$48,521

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities
Accounts payable	$16,864	$4,207
Note payable - related party	92,203	147,817
Note payable - non-affiliate	15,000	-
Accrued interest due to related parties	8,095	-
Notes payable – Simple Agreements for Future Equity (“SAFE”), current	1,125,000	-
Other current liabilities	3,547	17,124
Total current liabilities	1,260,709	169,148

Notes payable – SAFE, non-current	-	577,000

Total liabilities	$1,260,709	$746,148

Commitments and contingencies (NOTE 5)

Stockholders’ deficit
Common stock, $0.0001 par value, 10,000,000 shares authorized, 5,000,000 shares issued and outstanding as of December 31, 2024 and 2023, respectively	500	500
Additional paid in capital	1,995	1,995
Accumulated deficit	(1,160,651)	(700,122)
Total stockholders’ deficit	(1,158,156)	(697,627)
Total liabilities and stockholders’ deficit	$102,553	$48,521

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LYVECOM INC.

STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2024	2023
	Restated
Revenue	$496,651	$151,847

Cost and expenses
Cost of revenue	10,410	3,668
Selling, general and administrative	457,551	424,269
Marketing expense	32,124	4,190
Total cost and expenses	500,085	432,127

Operating loss	(4,434)	(280,280)

Other (expense) income, net
Interest expense	(8,095)	-
Change in fair value of notes payable - SAFE	(448,000)	-
Other income	-	1,432
Total other (expense) income, net	(456,095)	1,432

Loss before provision for entity-level incomes taxes	(460,529)	(278,848)

Income tax expense	-	-

Net loss	$(460,529)	$(278,848)

Net loss per share - basic	$(0.09)	$(0.06)

Weighted average number of common shares outstanding - basic	5,000,000	5,000,000

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LYVECOM INC

STATEMENTS OF STOCKHOLDERS’ DEFICIT

	Common Stock		Additional paid in	Accumulated	Total Stockholders’
	Shares	Amount	capital	Deficit	Deficit
As of January 1, 2023	5,000,000	$500	$1,995	(421,274)	$(418,779)
Net loss	-	-	-	(278,848)	(278,848)
As of December 31, 2023 (restated)	5,000,000	500	1,995	(700,122)	(697,627)
Net loss (restated)	-	-	-	(460,529)	(460,529)
As of December 31, 2024 (restated)	5,000,000	$500	$1,995	(1,160,651)	$(1,158,156)

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LYVECOM INC

STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2024	2023
OPERATING ACTIVITIES	Restated
Net loss	$(460,529)	$(278,848)
Adjustments to reconcile net loss to net cash used in operating activities
Provision for credit losses	2,000	-
Change in fair value of notes payable - SAFE	448,000	-
Changes in assets and liabilities:
Accounts receivable	(51,321)	(26,092)
Prepaid expense	(294)	-
Accounts payable	12,657	(62,377)
Other current liabilities	(13,577)	15,213
Accrued interest	8,095	-
Net cash provided by / (used in) operating activities	(54,969)	(352,104)

INVESTING ACTIVITIES
Payments on loan receivable from related party	(2,632)	-
FINANCING ACTIVITIES
(Payments) proceeds on notes payable – due to related party	(55,614)	115,817
Proceeds on notes payable – due to non-affiliates	15,000	-
Proceeds from issuance of SAFE investment	100,000	75,000
Net cash provided by / (used in) financing activities	59,386	190,817

Net change in cash	1,785	(161,287)

Cash - beginning of period	9,646	170,933

Cash - end of period	$11,431	$9,646

Supplemental disclosure of cash flow information
Cash paid for entity-level income taxes	-	-
Cash paid for interest	-	-

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LYVECOM, INC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

(All amounts in U.S. dollars unless otherwise stated)

Note 1: Organization and Nature of Business

Lyvecom, Inc. (“we,” “our,” “Lyvecom,” or the “Company”) is a technology company incorporated in Delaware, providing live shopping software solutions that enable businesses to engage customers through real-time interactive commerce experiences. The Company is headquartered in Miami Beach, Florida, and generates revenue primarily through subscription fees and, in 2024, licensing agreements. Lyvecom operates as a single operating segment focused on software-as-a-service (SaaS) solutions.

On November 27, 2024, the Company entered into an agreement to be acquired by Verb Technology Company, Inc., a publicly traded entity. The transaction remains subject to customary closing conditions, including regulatory approvals, as of the date these financial statements were issued.

Going Concern

The Company’s financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business.

In accordance with ASC 205-40, Presentation of Financial Statements – Going Concern, management evaluates whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued). Substantial doubt exists when these conditions indicate that it is probable the Company will not be able to meet its obligations as they become due within the assessment period.

As of the date of issuance of these financial statements, management has assessed the Company’s liquidity, financial condition, and available capital resources. The Company has recurring net losses of $460,529 and $278,848 for the years ended December 31, 2024 and 2023, respectively, and cash of $11,431 and $9,646 as of December 31, 2024 and 2023, respectively.

Although the Company has incurred net losses since inception and negative cash flows from operations, it evaluated mitigating factors such as:

1.	Continued revenue growth,
2.	Financial backing from related-party lenders,
3.	Improved operational efficiencies, and
4.	The acquisition by Verb Technology Company, Inc. – See NOTE 9 – Subsequent Events.

As such, management concluded that no substantial doubt exists about the Company’s ability to continue as a going concern for at least one year from the date these financial statements were issued.

Note 2: Summary of Significant Accounting Policies

(a) Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) and rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

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(b) Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses. Significant estimates include, but are not limited to, the allowance for credit losses, revenue recognition, valuation of deferred revenue, and valuation of Simple Agreements for Future Equity (SAFE) investments. Actual results may differ from these estimates.

(c) Accounts Receivable, net of Allowance for Credit Losses

Accounts receivable are recorded at invoiced amounts, net of allowance for credit losses. The allowance for credit losses is based on the best estimate of the amount of probably credit losses in accounts receivable. The allowance for credit losses is determined based on historical collection experience, reasonable and supportable forecasted information, and any applicable market conditions. The allowance for credit losses also takes into consideration the Company’s customer creditworthiness, payment history, and other relevant data, such as aging analysis. The Company reviews the allowance for credit losses on a quarterly basis. Account balances are written off against the allowance when it is deemed probable that the receivable will not be recovered.

The following table summarizes activity in the allowance for credit losses:

	For the years ended December 31,
	2024	2023
Beginning balance	$-	$-
Provision for expected credit losses	2,000	-
Write-offs	-	-
Recoveries	-	-
Ending balance	$2,000	$-

During the year ended December 31, 2023, the Company charged $1,612 of uncollectible accounts receivable directly to selling, general, and administrative expense in the statements of operations, as no allowance for credit losses had been established at that time. As of December 31, 2024, the allowance for credit losses was $2,000.

(d) Loan Receivables From Related Party

Loan receivables from related party includes a $12,632 non-interest-bearing advance due from Maxwell Drut, Founder and CEO, expected to be settled within 12 months.

(e) Prepaid expenses

Prepaid expenses are recorded as assets on the balance sheet when payments are made in advance for goods or services that are expected to provide future economic benefits within twelve months.

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(f) Leases

The Company accounts for leases under Financial Accounting Standard Board’s (“FASB”) ASC 842, Leases. As of December 31, 2023 and 2024, no material lease agreements existed requiring recognition of right-of-use assets or lease liabilities. Rent expense was insignificant for the years ended December 31, 2024 and December 31, 2023.

(g) Equity

The Company’s authorized capital consists of 10,000,000 shares of common stock with a par value of $0.0001 per share. As of December 31, 2024 and 2023, there is a subscription receivable of $495 related to the consideration for common stock. The subscription receivable balance has since been received as of March 7, 2025 and therefore recorded as an asset on the balance sheets as of December 31, 2024 and 2023. Equity balances and changes are prepared in accordance with FASB ASC 505, Equity (“ASC 505”).

(h) Notes payable - SAFE

The Company has issued SAFE notes, which are financing instruments that provide investors the right to obtain equity in the Company upon a triggering event, such as a future equity financing, liquidity event, or dissolution. The Company evaluates the classification of its SAFE notes in accordance with the guidance set forth in FASB ASC 480, Distinguishing Liabilities from Equity (“ASC 480”). Under ASC 480, a financial instrument may be classified as a liability, or within temporary equity, if it contains terms that may require the Company to settle the instrument in cash or a variable number of shares. The Company’s SAFE notes do not provide its investors with redemption rights, are not mandatorily redeemable, and do includes provisions requiring settlement in a variable number of shares, and therefore determined the SAFE notes contain characteristics of liabilities under ASC 480 and meet the criteria for classification as a liability. Accordingly, the SAFE notes are classified within current liabilities in accordance with ASC 480. These notes are required to be measured at fair value pursuant to ASC 480, at the date of issuances and in subsequent reporting periods.

Fair value measurements associated with SAFEs were determined based on significant inputs not observable in the market, which represent Level 3 measurements within the fair value hierarchy. Increases and decreases in the fair value of the SAFEs can result from updates to assumptions such as expected timing and probability of a qualified financing event, or changes in discount rates, among other assumptions. Based on the Company’s assessment of the valuation of the SAFEs, performed by the Company’s third-party valuation specialists, none of the changes in the fair value of those instruments were due to changes in the Company’s own credit risk for the reporting periods presented. Judgment is used in determining these assumptions as of the initial valuation date and at each subsequent reporting period. Changes or updates to assumptions could have a material impact on the reported fair value and the change in fair value of SAFEs and the results of operations in any given period.

See NOTE 3A – Notes Payable - SAFE.

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(i) Revenue Recognition

The Company recognizes revenue in accordance with FASB ASC 606, Revenue from Contracts with Customers, using the five-step model: (1) identify the contract, (2) identify performance obligations, (3) determine transaction price, (4) allocate transaction price, and (5) recognize revenue as obligations are satisfied.

A performance obligation is a promise in a contract to transfer a distinct product. Performance obligations promised in a contract are identified based on the goods that will be transferred that are both capable of being distinct and are distinct in the context of the contract, whereby the transfer of the goods is separately identifiable from other promises in the contract. Performance obligations include providing access to the Company’s platform, customer service support, and providing rights to use the Company’s proprietary software technology.

The Company derives its revenues from:

●	Subscription Fees: Revenue from subscription-based access to the Company’s SaaS platform. Subscription revenue is recognized over time as access to the systems is provided on a ratable basis over the subscription term, which can range from monthly to quarterly. This time-based input measure of progress provides a faithful depiction of the transfer of the services because the benefits the customer obtains generally equals the benefit from its access to the systems throughout the subscription term. Subscription fees are recognized ratably over the contract term (typically monthly, or quarterly) as services are provided.

●	License Fees: Introduced in 2024, license fees arise from agreements granting customers limited, non-exclusive rights to use the Company’s proprietary software technology for specific purposes. These arrangements are distinct from subscription fee revenue, as they involve the transfer of a right to use the software at a point in time rather than ongoing access. The performance obligation is satisfied upon delivery of the software access or activation (e.g., provision of a license key or deployment to the customer’s environment), at which point control is transferred under ASC 606-10-25-30. Revenue is recognized at that point in time, based on the agreed-upon fixed transaction price, which reflects the standalone selling price of the license. The Company recognizes revenue from non-refundable, upfront fees allocated to the license when the license is transferred to the licensee and the licensee is able to use and benefit from the license. For its subscription services and software licenses, Lyvecom generally enters into contracts with a fixed and determinable transaction price at contract inception. Although the Company may offer customized pricing or contract terms to specific customers, such terms are explicitly negotiated and agreed upon prior to contract execution and are evaluated individually. These customized arrangements do not include provisions based on volume-based discounts, performance-based incentives, rebates, or other forms of contingent consideration that would result in variability in the transaction price.

Based on the nature of the Company’s business and contractual arrangements, it acts as the principal in all of its revenue transactions. The Company controls the specified goods or services before they are transferred to the customer and records revenue on a gross basis, representing the total consideration received.

Revenues are not inclusive of any sales taxes collected for the years ended December 31, 2024 and December 31, 2023.

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Disaggregation of revenues

The following table represents the Company total revenues for the years ended December 31, 2024 and 2023 disaggregated by revenue source.

	For the years ended December 31,
	2024	2023
Subscription Income (over time)	$395,651	$151,847
License Fees (point in time)	100,000	-
Total Revenue	$495,651	$151,847

Concentration of Credit Risk

For the year ended December 31, 2023, one customer accounted for approximately 21% of the Company’s total revenue. The same customer also represented significant concentrations of accounts receivable as of December 31,2023, comprising approximately 67% of total accounts receivable. For the year ended December 31, 2024, two customers individually represented approximately 21% and 17% of total revenue, respectively. The two customers represented significant concentrations of accounts receivable as of December 31,2024, comprising approximately 38% and 36% of total accounts receivable. Management has assessed these customers’ financial health, market presence, and overall creditworthiness and is highly confident in their continued ability to fulfill their financial obligations to the Company. As a result, management does not believe these concentrations create a significant credit risk exposure.

Deferred revenue

The Company recognizes contract liabilities, or deferred revenues, when it receives advance payments from customers prior to the satisfaction of the Company’s performance obligations. The balance of deferred revenues approximates the aggregate amount of the transaction price allocated to the unsatisfied performance obligations at the end of the reporting period. Deferred revenue, reflecting prepayments for future SaaS services, was $2,798 and $699 as of December 31, 2024 and 2023, respectively, and is included within other current liabilities in the balance sheet. There was no deferred revenue as of January 1, 2023.

Costs to fulfill or obtain a contract

The Company does not incur any costs to fulfill or obtain a contract such as commissions.

(j) Costs and expenses

Cost of Revenue

Cost of revenue consists solely of merchant fees incurred in processing customer payments for subscription and license revenues. These costs are directly attributable to revenue-generating activities and are expensed as incurred.

Selling, General, and Administrative (“SG&A”)

Selling, general, and administrative expenses consist of:

●	Professional fees, related to professional services and consulting expenses reflect reliance on external expertise for accounting, legal, and operational support
●	Office and administrative expense, related to software subscriptions, licenses, and general operational costs necessary to maintain the SaaS platform and corporate functions
●	Travel and entertainment expenses incurred for business development, client engagement, and team coordination
●	Rent expense related to a short-term co-working space

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Marketing expense

Marketing costs consist of:

●	Marketing expense, related to marketing expenses to support customer acquisition and brand promotion efforts to drive subscription and license revenue growth
●	Advertising expense, related to costs for digital marketing, media placements, promotional campaigns, and other brand awareness

Stock-based compensation expense

For the years ended December 31, 2024 and 2023, stock-based compensation expense was not material to the Company’s financial statements.

(k) Income Taxes

The Company accounts for income taxes under FASB ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for temporary differences between the financial reporting basis and tax basis of assets and liabilities, measured using enacted tax rates expected to apply when the differences reverse. Deferred tax assets primarily arise from net operating loss (NOL) carryforwards and are fully offset by a valuation allowance due to uncertainty surrounding the realization of future taxable income, as the Company has a history of operating losses and limited taxable income projections.

(l) Recent Accounting Pronouncements

In June 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which replaces the incurred loss model with an expected loss model referred to as the current expected credit loss (“CECL”) model. The CECL model is applicable to the measurement of credit losses on financial assets measured at amortized cost, including but not limited to trade receivables. The FASB has subsequently issued other related ASUs which amend ASU 2016-13 to provide clarification and additional guidance. The Company adopted the provisions of this ASU effective January 1, 2023. The adoption of this update did not have a material impact on the Company’s financial statements.

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosure. The ASU updates reportable segment disclosure requirements, primarily through requiring enhanced disclosures about significant segment expenses and information used to assess segment performance. The amendments do not change how segments are determined, aggregated, or how thresholds are applied to determine reportable segments. The Company adopted ASU No. 2023-07 during the year ended December 31, 2024.

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(m) Accounting Pronouncements Not Yet Adopted

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which requires disclosure in the rate reconciliation table additional categories of information about federal, state and foreign income taxes and to provide more details about the reconciliation items in some categories if the items meet a quantitative threshold. The guidance also requires disclosure of income taxes paid, net of refunds, disaggregated by federal (national), state and foreign taxes for annual periods and to disaggregate the information by jurisdiction based on a quantitative threshold. The guidance is effective for fiscal years beginning after December 15, 2024. The Company is currently evaluating the impact of this standard to determine its impact on the Company’s disclosures.

In November 2024, the FASB issued ASU 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosure (Subtopic 220-40). The guidance requires all public entities to disclose additional information about specific expense categories in the notes to the financial statements on an interim and annual basis. The standard is effective for fiscal years beginning after December 15, 2026 and for interim periods beginning after December 15, 2027, with early adoption permitted. The Company is evaluating the impact of adopting this new standard.

Note 2A: Restatement

The restated information presented corrects the following errors for the years ended December 31, 2024 and 2023:

(i)	Previously, the Company classified its SAFE investments as equity, however, determined these investments should have been classified as liabilities pursuant to the guidance in FASB ASC 480, Distinguishing Liabilities from Equity.

(ii)	Due to the reclassification of SAFE investments mentioned above, the Company measured its liability at fair value and determined that fair value of the liability should be increased by $448,000 from $677,000 to $1,125,000 for the year ended December 31, 2024.

	As previously reported December 31, 2023	Restated December 31, 2023	Effect of change

Balance Sheets
Notes payable – SAFE, non-current	$-	$577,000	$577,000
Total liabilities	169,148	746,148	577,000
SAFE investment	577,000	-	(577,000)
Stockholders’ deficit	(120,627)	(697,627)	(577,000)

	As previously reported December 31, 2024	Restated December 31, 2024	Effect of change

Balance Sheets
Notes payable – SAFE, current	$-	$1,125,000	$1,125,000
Total current liabilities	135,709	1,260,709	1,125,000
Total liabilities	135,709	1,260,709	1,125,000
SAFE investment	677,000	-	(677,000)
Accumulated deficit	(712,651)	(1,160,651)	(448,000)
Stockholders’ deficit	(33,156)	(1,158,156)	(1,125,000)

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	As previously reported December 31, 2024	Restated December 31, 2024	Effect of change

Statements of Operations
Other expense	$(8,095)	$(456,095)	$(448,000)
Change in fair value of notes payable - SAFE	-	(448,000)	(448,000)
Loss before provision for entity-level incomes taxes	(12,529)	(460,529)	(448,000)
Net loss	(12,529)	(460,529)	(448,000)
Net loss per share attributable to stockholders, basic	(0.00)	(0.09)	(0.09)

	As previously reported December 31, 2023	Restated December 31, 2023	Effect of change

Statements of Stockholders’ Deficit
SAFE investment	$577,000	$-	$(577,000)
Stockholders’ deficit	(120,627)	(697,627)	(577,000)

	As previously reported December 31, 2024	Restated December 31, 2024	Effect of change

Statements of Stockholders’ Deficit
SAFE investment	$677,000	$-	$(677,000)
Accumulated deficit	(712,651)	(1,160,651)	(448,000)
Stockholders’ deficit	(33,156)	(1,158,156)	(1,125,000)

	As previously reported December 31, 2024	Restated December 31, 2024	Effect of change

Statements of Cash Flows
Net loss	$(12,529)	$(460,529)	$(448,000)
Change in fair value of notes payable - SAFE	-	448,000	448,000

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Note 3: Debt and Financing Arrangements

The principal balance of the Company’s financing obligations, unsecured and payable on demand, is as follows:

	As of December 31,
Lender	2024	2023	Terms
KRG Entertainment	$-	$12,000	No interest, repaid in 2024
KGJP Holdings LLC	$92,203	$135,817	9% interest began accruing 2024
Jonathan Skogmo	$15,000	$-	No interest, repaid in 2025

During 2024, the Company repaid $43,614 of the principal owed to KGJP Holdings LLC, and had a remaining principal balance owed of $92,203 as of December 31, 2024. Interest expense of $8,095 was accrued in 2024 related to the loan with KGJP Holdings LLC. The Company did not record any interest expense for the year ended December 31, 2023. See NOTE 7 – Related Party Transactions.

The loan with Jonathan Skogmo is included within due to non-affiliate in the Company’s balance sheets as of December 31, 2024. The balance was repaid by the Company in February 2025.

Note 3A: Notes payable – SAFE

The Company has the following outstanding notes payable – SAFE as of December 31, 2024 and 2023:

Note	Issuance Date	Maturity Date	Interest Rate	Original Borrowing	Balance at December 31, 2024	Balance at December 31, 2023

Notes payable - SAFE	Various in 2022-2023	N/A	N/A	$577,000	$577,000	$577,000
Notes payable - SAFE	February 29, 2024	N/A	N/A	100,000	100,000	-
Total note payable - SAFE					677,000	577,000
Change in fair value of notes payable - SAFE					448,000	-
Total notes payable – SAFE, as adjusted					1,125,000	577,000
Non-current					-	(577,000)
Current					$1,125,000	$-

Since 2022, the Company has raised capital primarily through SAFE notes which are convertible into preferred stock upon a qualified financing event, as defined as an equity financing round exceeding a specified threshold. These instruments are classified as liability pursuant to ASC 480.

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Fair value measurements associated with SAFEs were determined based on significant inputs not observable in the market, which represent Level 3 measurements within the fair value hierarchy. Increases and decreases in the fair value of the SAFEs can result from updates to assumptions such as expected timing and probability of a qualified financing event, or changes in discount rates, among other assumptions. Based on the Company’s assessment of the valuation of the SAFEs, performed by the Company’s third-party valuation specialists, none of the changes in the fair value of those instruments were due to changes in the Company’s own credit risk for the reporting periods presented.

The carrying value of SAFE investments was $1,125,000 and $577,000 as of December 31, 2024, and 2023, respectively. The change in fair value of notes payable – SAFE was $448,000 and $0 for the years ended December 31, 2024 and 2023 and were recorded in the statements of operations for all periods presented. No conversions occurred in 2023 or 2024. See NOTE 9 – Subsequent Events.

Note 4: Equity

The Company’s equity consists of common stock and accumulated deficit, reflecting the Company’s pre-IPO capital structure as a technology-focused SaaS provider. The Company has no preferred stock issued or outstanding as of December 31, 2023 or 2024. Equity balances and changes are presented below, with all amounts in U.S. dollars, prepared in accordance with ASC 505, Equity.

Components of Equity

●	Common Stock: Represents the value of issued common shares with a par value of $0.0001. As of December 31, 2023, and December 31, 2024, common stock was recorded at $500. Additionally, there is a subscription receivable balance of $495 related to the consideration for common stock. The subscription receivable balance has since been received as of March 7th, 2025 and is recorded as an asset on the balance sheets.
●	Additional paid in capital: Represents capital raised through the Company’s issuance of securities beyond the stated value of shares.
●	Accumulated deficit: Represents the Company’s cumulative net losses since inception.

Note 5: Commitments and Contingencies

There are no material lease commitments, legal proceedings, or contingencies as of December 31, 2024. The pending acquisition by Verb Technology Company, Inc. may result in future obligations, pending final terms.

Note 6: Income Taxes

No income tax expense or benefit was recorded for the years ended December 31, 2024, or 2023, as the Company incurred net losses of $460,529 and $278,848 for the years ended December 31, 2024 and 2023, respectively, as presented in the statement of operations, resulting in no current tax liability. The Company has not filed a federal corporate income tax return in prior years and is only required to file in California, where it has minimal activity and no state tax liability due to its loss position.

The cumulative federal NOL carryforward as of December 31, 2024, totals $658,268, as adjusted for book-to-tax differences not fully analyzed in these financial statements (e.g., potential non-deductible expenses or timing differences such as depreciation).

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The Company has not recognized any uncertain tax positions under ASC 740-10 as of December 31, 2024, or 2023. As the Company has not filed federal corporate income tax returns in prior years, it remains subject to examination by the IRS for all open years since inception (2017 onward) due to the availability of NOL carryforwards. In California, where the Company files returns, the statute of limitations generally covers the prior four years, though NOL carryforward periods may extend this. No interest or penalties related to income taxes were accrued in 2024 or 2023.

Deferred Tax Asset and Liability

As of December 31, 2024, Lyvecom, Inc. has net operating loss (NOL) carryforwards of $658,268, which may be used to offset future taxable income. The Company’s deferred tax asset arising from these NOL carryforwards is calculated using an applicable federal tax rate of 21%, resulting in a gross deferred tax asset of $138,236.

As of December 31, 2023, the Company’s NOL carryforward was $645,736, resulting in a gross deferred tax asset of $135,604 based on the same 21% tax rate.

In accordance with ASC 740, Income Taxes, the Company evaluates its deferred tax assets at each reporting period. Given the Company’s history of operating losses and uncertainty regarding future taxable income, management has determined that it is unlikely the deferred tax assets will be used in the near term. As a result, a full valuation allowance has been recorded against the deferred tax asset in both 2023 and 2024, effectively reducing the net deferred tax asset to $0.

The following table summarizes the components of the Company’s deferred tax assets and liabilities as of December 31, 2024 and 2023:

Deferred Tax Components	2024	2023
Net Operating Loss (NOL) Carryforward	$658,268	$645,736
Tax Rate	21%	21%
Gross Deferred Tax Asset	$138,236	$135,604
Valuation Allowance	$(138,236)	$(135,604)
Net Deferred Tax Asset	$-	$-
Deferred Tax Liabilities	$-	$-

Under current U.S. tax laws, federal NOLs generated after 2017 can be carried forward indefinitely but are limited to offsetting 80% of taxable income in future years. The Company has not yet utilized any of its NOL carryforwards as of December 31, 2024.

Management will continue to assess whether conditions change in a way that would support recognizing the deferred tax asset in future reporting periods. If the Company demonstrates consistent profitability or other taxable income-generating events, all or part of the valuation allowance may be removed.

The Company has no unrecognized tax benefits or uncertain tax positions as of December 31, 2024 and 2023.

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Note 7: Related Party Transactions

Loan receivable

In 2023, the Company issued a non-interest-bearing advance to Maxwell Drut, Founder and CEO for $10,000. In 2024, the Company issued an additional non-interest bearing advance to Mr. Drut for $2,632. As of December 31, 2024, and 2023, the Company recorded a current loan receivable to related party of $12,632 and $10,000, respectively, included within loan receivables from related party on the Company’s statement of financial condition.

Founders notes

KRG Entertainment, an entity controlled by one of the Company’s founders, Kevin Gould, agreed to provide the necessary working capital for the Company’s business by issuing a loan to the Company in 2023 with zero interest. As of December 31, 2023, the balance due to KRG Entertainment was $12,000 which is included within Due to related parties in the Company’s statement of financial condition. No interest expense was recorded for the year ended December 31, 2023. The loan was fully repaid during 2024.

KGJP Holdings LLC, an entity controlled by Kevin Gould, issued a loan to the Company in 2023. As of December 31, 2023, the balance due to KGJP Holdings LLC was $135,817, which is included within Due to related parties in the Company’s statement of financial condition. During 2024, the Company accrued interest of $8,095 on the loan and repaid $43,614 of the principal balance. As of December 31, 2024, the balance due to KGJP Holdings LLC was $92,203 which is included within Due to related parties in the Company’s statement of financial condition. For the years ended December 31, 2024 and 2023, the Company incurred expenses of $133,192 and $128,025, respectively, paid to KGJP Holdings LLC for services provided under the terms of the operating agreement between the Company and KGJP Holdings LLC. These expenses are included in selling, general and administrative expenses in the statements of operations.

Note 8: Segment Reporting

The Company identifies operating segments in accordance with ASC Topic 280, “Segment Reporting,” as components of an entity for which discrete financial information is available and is regularly reviewed by the chief operating decision maker, or decision-making group, in making decisions regarding resource allocation and evaluating financial performance (“the “CODM”).

The Company operates as one operating segment. Operating segments are defined as components of an enterprise for which separate financial information is regularly evaluated by the CODM, which is the Company’s chief executive officer, in deciding how to allocate resources and assess performance. The Company’s CODM evaluates the Company’s financial information and resources and assesses the performance of these resources on a standalone basis. Significant expenses include selling, general and administrative expenses (“SG&A”) which is separately presented on the Company’s statements of operations. Significant expenses included within SG&A includes marketing, office and administrative, travel and entertainment, and professional expenses. The allocation of resources and assessment of performance of the operating segment is based on revenue and net loss as shown in the statement of operations. The CODM considers net loss in the annual forecasting process and reviews actual results when making decisions about allocating resources. Since the Company operates as one operating segment, financial segment information, including profit or loss and asset information, can be found in the financial statements.

Geographic information

As of December 31, 2024, the majority of the Company’s long live assets are located in the U.S. As of December 31, 2024, the majority of the Company’s revenue is generated in the U.S.

Note 9: Subsequent Events

Management evaluated subsequent events through June 25, 2025, the date the financial statements were available to be issued.

In February 2025, the Company terminated the outstanding stock option agreements. As part of the termination, the Company agreed to pay approximately $12,200 to the option holders.

Management is not aware of any additional subsequent events which would require recognition or disclosure in the financial statements that have not already been disclosed elsewhere in the footnotes.

On April 11, 2025, the Company, VERB and the Shareholders entered into a definitive Stock Purchase Agreement with respect to the Acquisition that incorporated the terms of the Binding Term Sheet (the “Purchase Agreement”). The Acquisition closed on April 11, 2025. The purchase price paid for the shares of capital stock of the Company was $3,000,000 in cash, the repayment of $1,125,000 to certain investors in the Company’s SAFE instruments, the payment of $100,000 to a related party to satisfy an existing loan to the Company, and the issuance of 184,812 restricted shares of VERB’s common stock (the “Restricted Shares”) having a value of $1,000,000 on the closing date based on a 30-day volume weighted average price of approximately $5.41 per share. The Restricted Shares are subject to a lock-up agreement and a leak-out agreement. The Purchase Agreement also provides for an earn-out payment to the Shareholders of up to an additional $3,000,000 in cash over a 24-month earn-out period based on Lyvecom’s achievement of various performance metrics.

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